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                                                                     EXHIBIT 5.3

                                                             August 3, 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L-2420 Luxembourg

Ladies and Gentlemen:

   We have acted as special counsel to Tyco International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Issuer"), in connection with Amendment No. 1 to the Registration Statement on Form S-4 (File Nos. 333-42128 and 333-42128-01) (the "Registration Statement") filed by Tyco and the Issuer with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of (Euro)600,000,000 aggregate principal amount of the Issuer's 6 1/8% Notes due 2007 (the "Debt Securities") and the guarantee (the "Guarantee") of the Debt Securities by Tyco, to be issued upon consummation of the exchange offer referred to in the Registration Statement (the "Exchange Offer"). The Debt Securities will be issued as a single series pursuant to an Indenture filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), and as supplemented by Supplemental Indenture No. 13 filed as Exhibit 4.2 to the Registration Statement (the "Supplemental Indenture") among the Issuer, Tyco (as Guarantor) and the trustee thereunder.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion. In addition, we have examined and relied upon the opinions of Appleby, Spurling & Kempe, Bermuda counsel to Tyco, and Beghin & Feider in association with Allen & Overy, Luxembourg counsel to the Issuer, of even date.

   With respect to the Debt Securities, when such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable supplemental indentures, and upon the terms of the Exchange Offer set forth in the Registration Statement, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights and remedies generally and general principles of equity.

   With respect to the Guarantee, when the Guarantee has been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable supplemental indentures, and upon the terms of the Exchange Offer set forth in the Registration Statement, the Guarantee will be legally issued and will constitute the valid and binding obligation of Tyco, enforceable against Tyco in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights and remedies generally and general principles of equity.

   We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.
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   In connection with the foregoing, we have assumed that at the time of the issuance and delivery of the Exchange Notes and the Guarantee there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes and the Guarantee and that the issuance and delivery of the Exchange Notes and Guarantee, all of the terms of the Exchange Notes and the Guarantee and the performance by the Issuer and Tyco of their respective obligations under the Exchange Notes and Guarantee will comply with all applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer or Tyco and will not result in a default under or a breach of any agreement or instrument then binding upon the Issuer or Tyco.

   In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Issuer and Tyco and other sources believed by us to be responsible, and we have assumed (i) that the Indenture as supplemented by Supplemental Indenture No. 13, has been duly authorized, executed and delivered by the Trustee, (ii) that the Exchange Notes will conform to the specimens thereof examined by us, (iii) that the Trustee's certificate of authentication of the Exchange Notes will be manually signed by one of the Trustee's authorized officers and (iv) that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Davis Polk & Wardwell

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